CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement of Uranium Energy Corp. on Form S-8 pertaining to the 2006 Stock Incentive Plan of our report dated November 23, 2007, with respect to the financial statements of Uranium Energy Corp.
as at December 31, 2006 and 2005 and for the years ended December 31, 2006 and 2005 and for the period from May 16, 2003 (inception)
to December 31, 2006, included in the Annual Report on Form 10-K of Uranium Energy Corp. for the period ended July 31, 2008, filed with the Securities and Exchange Commission.
Vancouver, Canada October 22, 2008	"DMCL" DALE MATHESON CARR-HILTON LABONTE LLP Chartered Accountants